Exhibit 99.5

October 9, 2006

Dear CNS employee:

Today, we are making an important announcement; the signing of a definitive agreement with GlaxoSmithKline to purchase CNS, Inc. This agreement was reached after discussion, review, and deliberation with our Board of Directors, who have determined that this agreement is in the best interest of our shareholders (whom they represent), and that GSK will be good custodians of the CNS brands and businesses.

I share this news with very mixed emotions. I am very proud of the great work we’ve done here and the wonderful company and culture we have created together.

I thank you for all that you have done to transform CNS over the past several years. Remarkably, you have built two brands that are strong, robust, and consumer driven. They are significant in their market impact and the difference they make in the lives of our consumers. Equally as remarkable is the great business you have built around these brands. Your focus, commitment to excellent work and your creativity have created a growing, profitable company that has delivered consistently exceptional results. This performance has caught the attention of a fine, global company, GlaxoSmithKline. I believe that GSK is very well suited to continue our work to develop the worldwide potential of the Breathe Right and FiberChoice brands.

Nonetheless, I feel great sadness. CNS is truly a unique and special place. Each of you is among the finest, most talented individuals I’ve ever had the privilege to work with. You bring your whole and real selves to work and then do great work together. As a result, CNS has become an amazing, accomplished, high performing, and fun place to work.

This may be a hard and difficult time for you. There will be change – that is certain. But the details of that change are not yet clear. At this time I can commit to you that you will be kept fully informed as transition planning is carried out and completed. I will also ensure that all your questions are answered as quickly as possible.

I ask that you bring forward your questions openly, share your concerns and wishes, and, as always, do your best over the coming months running our business. There are several months of work ahead before this sale will close and become effective and it’s important that we continue to do our best work executing F’2007 and planning F’2008.

Thank you for your great work and commitment to CNS, our brands, our culture, and to one another. I’m counting on your continued focus on our work and your sharing of concerns and questions.

Marti Morfitt

President and CEO

Important Merger Information

In connection with the proposed acquisition by GlaxoSmithKline plc, the Company will file a proxy statement with the SEC. Stockholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the merger and the Company. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov . Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained from the Company at www.cns.com by clicking on the “Investors” tab and then following the link at “Financial Information” to “SEC Filings.” Free copies of the Company’s filings may be obtained by directing a written request to CNS, Inc., 7615 Smetana Lane, Eden Prairie, Minnesota 55344, Attention: Samuel E. Reinkensmeyer or by telephone at 952-229-1510.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement filed with the SEC on July 7, 2006. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.